FINOVA                                                              EXHIBIT 10.3


                          LOAN AND SECURITY AGREEMENT


BORROWER:      AMERITRUCK DISTRIBUTION CORP.


ADDRESS:       301 COMMERCE, SUITE 1101
               CITY CENTER TOWER II
               FORT WORTH, TEXAS 76102


DATE:          MAY 5, 1997


THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and between the borrower named above ("Borrower"), whose address is set forth above and FINOVA CAPITAL CORPORATION ("Lender"), whose address is 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071.

1.  LOANS.

     1.1  Total Facility. Upon the terms and conditions set forth herein and
          --------------
provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"). The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

     1.2  Loans.  Advances under the Total Facility ("Loans") shall be comprised
          -----
of the amounts shown on the Schedule.

     1.3  Overlines.  If at any time or for any reason the outstanding amount of
          ---------
advances made pursuant hereto exceeds any of the dollar or percentage limitations contained in the Schedule (any such excess, an "Overline"), then Borrower shall, upon Lender's demand, immediately pay to Lender, in cash, the full amount of such Overline; provided, that if the amount of such Overline is
                              --------
less than Five Hundred Thousand Dollars ($500,000), Borrower shall pay to Lender, in cash, the full amount of such Overline within five (5) Business Days following demand by Lender. Without limiting Borrower's obligation to repay to Lender on demand the amount of any Overline, Borrower agrees to pay Lender interest on the outstanding principal amount of any Overline, on demand, at the rate set forth on the Schedule.

     1.4  Letters of Credit.  At the request of Borrower, Lender may, in its
          -----------------
sole discretion, arrange for the issuance of letters of credit for the account of Borrower and guarantees of payment of such letters of credit, in each case in form and substance satisfactory to Lender in its reasonable discretion (collectively, "Letters of Credit"). The aggregate undrawn amount of all outstanding Letters of Credit from time to time shall not exceed the amount shown on the Schedule, and shall be reserved against the availability of Revolving Loans. Borrower shall pay all bank charges for the issuance of Letters of Credit, together with an additional fee to Lender equal to the percentage set forth on the Schedule of the aggregate undrawn amount of each Letter of Credit outstanding from time to time during the term of this Agreement (the "L/C Fee"). The L/C Fee shall be deemed to be fully earned upon the issuance of each Letter of Credit and shall be due and payable in arrears on the first business day of each month following a month

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

during which any Letter of Credit is outstanding. Any advance by Lender under or in connection with a Letter of Credit shall constitute an Obligation hereunder and an advance of the Revolving Loans. Each Letter of Credit shall have an expiry date no later than thirty (30) days prior to the last day of the Initial Term or, if issued during any Renewal Term no later than thirty (30) days prior to the last day of such Renewal Term. Immediately upon any termination of this Agreement, Borrower shall either: (i) provide cash collateral to Lender in an amount equal to the maximum amount of Lender's obligations under or in connection with all then outstanding Letters of Credit, or (ii) cause to be delivered to Lender releases of all Lender's obligations under outstanding Letters of Credit. At Lender's discretion, any proceeds of Collateral received by Lender may be held as the cash collateral required by this Section 1.4. Borrower hereby agrees to indemnify, save, and hold Lender harmless from any loss, cost, expense, or liability, including payments made by Lender, expenses, and reasonable attorneys' fees incurred by Lender arising out of or in connection with any Letters of Credit, except for such loss, cost, expense or liability arising as a result of Lender's gross negligence or willful misconduct. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Lender and opened for Borrower's account or by Lender's interpretations of any Letter of Credit issued by Lender for Borrower's account, and Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require Lender to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Lender harmless with respect to any loss, cost, expense, or liability incurred by Lender under any Letter of Credit as a result of Lender's indemnification of any such issuing bank, except for such loss, cost, expense or liability arising as a result of Lender's gross negligence or willful misconduct.

     1.5  Loan Account.  All advances made hereunder shall be added to and
          ------------
deemed part of the Obligations when made. Lender may from time to time charge all Obligations of Borrower to Borrower's loan account with Lender.

2.  CONDITIONS PRECEDENT.

     2.1  Initial Advance.  The obligation of Lender to make the initial advance
          ----------------
hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule: (a) Loan Documents. Lender shall have received (i) each of the
                     --------------
Loan Documents, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices;
(ii) such Blocked Account or Dominion Account agreements as it shall determine; and (iii) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate; (b) Terminations by Existing Lender.
                                            -------------------------------
Borrower's existing lender, NationsBank of Texas, N.A., shall have executed and delivered (or agreed to execute and deliver) UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of each Loan Party; (c) Charter Documents. Lender shall
                                                -----------------
have received copies of each Loan Party's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party; (d) Good Standing. Lender shall
                                                   ----
shall have received a certificate of corporate status with respect to each Loan Party, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such state; (e) Foreign
                                                                     -------
Qualification. Lender shall have received certificates of corporate status with
-------------
respect to each Loan Party, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or assets of the Loan Parties, taken as a whole, indicating that such Loan Party is in good standing; (f) Authorizing Resolutions and Incumbency.
                                    --------------------------------------
Lender shall have received a certificate from the Secretary of each Loan Party attesting to (i) the adoption of resolutions of each Loan Party's Board of Directors and Shareholders (if necessary) authorizing the borrowing of money from Lender, or the guaranty of the obligations of Borrower to Lender, as applicable, and execution and delivery of this Agreement and the other Loan Documents to which such Loan Party is a party, and authorizing specific officers of such Loan Party to execute same, and (ii)

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               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

the authenticity of original specimen signatures of such officers; (g) Insurance. Lender shall have received the insurance certificates, in form and
---------
substance satisfactory to Lender and its counsel; (h) Searches; Certificates of
                                                      -------------------------
Title. Lender shall have received UCC, tax lien and judgment and other searches
-----
as Lender shall request with respect to each Loan Party, acknowledgments (by the filing office of the jurisdiction) of the filing of its financing statements in each jurisdiction as it shall determine; and original certificates of title with respect to the Collateral, together with lien applications relating thereto, which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender; (i) Intentionally Omitted.; (j) Fees.
                                          ---------------------       ----
Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement; (k) Opinion of Counsel. Lender shall have received an opinion of
                    ------------------
Borrower's counsel covering such matters as Lender shall determine in its sole discretion (including, without limitation, an opinion that the transactions contemplated hereby do not violate or cause a breach of the Indenture); (l) Officer Certificate. Lender shall have received a certificate of the President
-------------------
and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in the Agreement and the fulfillment of all conditions precedent to the initial advance thereunder; (m) Solvency Certificate. Lender shall have received a
                        --------------------
signed certificate of Borrower's Chief Financial Officer concerning the solvency and financial condition of Borrower and its subsidiaries, on Lender's standard form; (o) Intentionally Omitted. (p) Schedule Conditions. Borrower shall
          ---------------------      -------------------
have complied with all additional conditions precedent as set forth in the Schedule attached hereto; and (q) Other Matters. All other documents and
                                  -------------
legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender and its counsel.

     2.2  Subsequent Advances.  The obligation of Lender to make any advance or
          --------------------
issue or cause any Letter of Credit to be issued hereunder (including the initial advance or Letter of Credit) shall be subject to the further conditions precedent that, on and as of the date of such advance or Letter of Credit issuance: (a) The representations and warranties of Borrower set forth in this Agreement shall be accurate in all material respects, before and after giving effect to such advance or issuance and to the application of any proceeds thereof except to the extent that such representations and warranties expressly relate to an earlier date; and (b) No Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof.

3.   INTEREST RATE AND OTHER CHARGES.

     3.1  Interest; Fees.  Borrower shall pay Lender interest on the daily
          --------------
outstanding balance of Borrower's loan account at the per annum rate set forth on the Schedule. Borrower shall also pay Lender the fees set forth on the Schedule.

     3.2  Default Interest Rate.  Upon the occurrence of an Event of Default and
          ---------------------
notice thereof to Borrower by Lender, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto (the "Default Rate") pursuant to the Schedule.

     3.3  Examination Fees.  Borrower agrees to pay to Lender an examination fee
          ----------------
in the amount set forth on the Schedule in connection with each audit or examination of the Loan Parties performed by Lender prior to or after the date hereof.

     3.4  Excess Interest.  In no event whatsoever shall the interest rate and
          ---------------
other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest permissible rate applicable thereto, Lender shall promptly apply such excess to the Obligations in such order as Lender shall determine in its sole discretion or refund the amount thereof to Borrower, and the provisions hereof shall be deemed amended to provide for such permissible rate.

4.   COLLATERAL.

     4.1  Security Interest in the Borrower Collateral.  To secure the payment
          --------------------------------------------
and performance of the Obligations when due, Borrower hereby grants to Lender a first priority security interest in all of Borrower's now owned or hereafter acquired or

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

arising Inventory, investment property, Equipment, Receivables and the proceeds thereof, Trademarks, Licenses, and Patents, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in Lender's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may be granted a lien or security interest by Borrower, is referred to herein, collectively, as the "Borrower Collateral"); provided, that Borrower Collateral shall not include
                        --------
(i) any of the vehicles listed on Exhibit A hereto to the extent Volvo has not
                                  ---------
released its lien with respect thereto, (ii) any vehicles financed by Volvo and all parts, accessories and communications systems financed by Volvo, together with all attachments, accessions, replacements, parts and proceeds thereof, including amounts payable under any insurance policies pertaining thereto, to the extent Volvo has not released its lien with respect thereto, or (iii) any Equipment subject to a purchase money security interest or capital or operating lease permitted hereunder to the extent a lien on such Equipment in favor of Lender would cause a default under the agreements entered into in connection with such purchase money security interest or lease. Notwithstanding anything contained herein to the contrary, Borrower Collateral shall include any vehicle evidenced by a certificate of title that has been delivered to Lender and upon which Lender's lien has been noted and which lien has not been released by Lender.

     4.2  Perfection and Protection of Security Interest.  Borrower shall, at
          ----------------------------------------------
its expense, take all actions requested by Lender at any time to perfect, maintain, protect and enforce Lender's security interest and other rights in the Borrower Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as Lender shall reasonably require, all in form and substance reasonably satisfactory to Lender, (ii) maintaining complete and accurate records of its vehicles, and (iii) delivering to Lender all letters of credit on which Borrower is named beneficiary. Lender may file, without Borrower's signature, one or more financing statements disclosing Lender's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Borrower Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of Lender's security interest in such Borrower Collateral and, upon Lender's request, instruct them to hold all such Borrower Collateral for Lender's account subject to Lender's instructions. From time to time, Borrower shall, upon Lender's reasonable request, execute and deliver confirmatory written instruments pledging the Borrower Collateral to Lender, but Borrower's failure to do so shall not affect or limit Lender's security interest or other rights in and to the Borrower Collateral. Until the Payment Obligations have been fully satisfied and Lender's obligation to make further advances hereunder has terminated, Lender's security interest in the Borrower Collateral shall continue in full force and effect.

     4.3  Preservation of Collateral.  Lender may, in its reasonable discretion,
          --------------------------
at any time discharge any lien or encumbrance on the Collateral not permitted hereunder or bond the same, pay any insurance, obtain any record or take any other action reasonably necessary to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation; provided, that so long as
                                                     --------
no Event of Default exists, Lender shall provide written notice to Borrower prior to discharging any lien or encumbrance and shall not discharge any such lien or encumbrance being contested in good faith by a Loan Party pursuant to appropriate proceedings to the extent adequate reserves under Section 1.1 have been established therefor.

     4.4  Insurance.  Borrower will maintain and deliver evidence to Lender of
          ---------
the insurance required by Lender with respect to Borrower and the other Loan Parties, written by insurers and in amounts satisfactory to Lender. All premiums shall be paid by Borrower as and when due. Accurate and complete copies of the policies (other than workmen's' compensation policies) shall be delivered by Borrower to Lender. If Borrower fails to do so, Lender may (but shall not be required to) procure such insurance at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation; provided, that Lender shall
                                                     --------
not procure insurance in addition to that then maintained by Borrower unless Lender has

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               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

provided Borrower with at least ten (10) days' prior written notice. Lender acknowledges that the insurance of Borrower as of the date hereof is adequate as of the date hereof.

     4.5  Vehicle Titles.  Lender shall hold all vehicle titles pertaining to
          --------------
the Collateral; provided, that Lender shall reconsider its requirement to hold
                --------
the vehicle titles if the fact that of its holding such vehicle titles unduly delays the ability of the Loan Parties to sell vehicles in the ordinary course of business, subject to the terms of this Agreement.

5.   EXAMINATION OF RECORDS; FINANCIAL REPORTING.

     5.1  Examinations.  Lender shall at all reasonable times (and with
          ------------
reasonable prior notice so long as no Event of Default exists) have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Borrower Collateral and the right to check, test and appraise the Borrower Collateral. Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. Lender may, at any time after the occurrence of an Event of Default, remove from Borrower's premises copies of Borrower's books and records (or the originals thereof in connection with the enforcement of Lender's security interests) or require Borrower to deliver such copies to Lender. Lender may, without expense to Lender, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or, after the occurrence and during the continuance of an Event of Default, enforcing Lender's security interest.

     5.2  Reporting Requirements.  Borrower shall furnish Lender, upon request,
          ----------------------
such information and statements as Lender shall reasonably request from time to time regarding each Loan Party's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower will provide Lender with (i) summaries of sales invoices (together with copies of any invoice in the amount of Fifty Thousand Dollars ($50,000) or more), customer statements and credit memoranda issued, remittance advices and reports and copies of deposit slips of each Loan Party, daily; (ii) on or prior to the dates set forth on the Schedule, on a consolidated and consolidating basis for Borrower and the other Loan Parties, monthly agings (aged from invoice date) and reconciliations of Receivables (with listings of concentrated accounts), payables reports, borrowing base certificates, vehicle reports and unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with generally accepted accounting principles, consistently applied (subject, in the case of unaudited financial statements, to the absence of footnotes and to year-end audit adjustments); (iii) consolidated audited annual financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent Prepared Financials provided to Lender by Borrower, with the unqualified report thereon of any "Big Six" independent public accountants or any other independent certified public accountants acceptable to Lender (together with a consolidating schedule prepared by Borrower's management reconciled to such audited financial statements), as soon as available, and in any event, within one hundred five
(105) days after the end of each of Borrower's fiscal years; (iv) an annual operating budget (including income statements, balance sheets and cash flow statements by month) for the upcoming fiscal year, at least thirty (30) days after the end of Borrower's fiscal year; and (v) such certificates relating to the foregoing as Lender may reasonably request, including, without limitation, a monthly certificate in the form of Exhibit B hereto from the president or the
                                   ---------
chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default.

     5.3  Appraisals.  At the expense of Borrower, Lender may obtain such
          ----------
Appraisals as Lender deems appropriate from time to time; provided, that (i) so
                                                          --------
long as no Event of Default exists and the advance rate with respect to the Eligible Equipment has been reduced to sixty percent (60%), no more than two Appraisals shall be conducted in any calendar year, (ii) so long as no Event of Default exists and the advance rate with respect to the Eligible Equipment is above sixty percent (60%), Borrower shall not be liable for more than two Appraisals in any calendar year, (iii) so long as no Event of Default exists no more than one such

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

Appraisal in any calendar year shall involve more than (x) a "desktop" appraisal or (y) a physical inspection of Equipment, and (iv) so long as no Event of Default is continuing, no physical inspection of vehicles will include more than twenty-five percent (25%) of each type or category (as determined by Lender or its appraiser in its reasonable judgment) of the vehicles of the Loan Parties, and no physical inspection of vehicles will require the interruption of normal business operations of the Loan Parties and the normal routing of vehicles.

     6.   COLLATERAL REPORTING.

     6.1  Invoices.  Borrower will not, and will not permit any other Loan Party
          --------
to, re-date any invoice or sale from the original date thereof.

     6.2  Instruments.  In the event any Receivable is or becomes evidenced by a
          -----------
promissory note, trade acceptance or any other instrument for the payment of money in the amount in excess of Fifty Thousand Dollars ($50,000), Borrower will, and will cause each other Loan Party to, immediately deliver such instrument to Lender appropriately endorsed to Lender and, regardless of the form of any presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, such Loan Party will remain liable thereon until such instrument is paid in full.

7.   PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.

     7.1  Principal Payments.  Except where evidenced by notes or other
          ------------------
instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 7.1 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Revolving Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or any Loan Party of any proceeds of any of the Collateral in good collected funds, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender accelerates the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to Section 16 hereof; provided, however
                                                             --------  -------
that any Overline shall be payable on demand pursuant to the provisions of
Section 1.3 hereof.

     7.2  Collections.  Lender or its designee may, at any time, notify account
          -----------
debtors that the Receivables have been assigned to Lender and of Lender's security interest therein, and during the continuance of an Event of Default, may collect the Receivables directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one (1) Business Day after receipt by Lender of good funds which have been finally credited to Lender's account, whether such funds are received directly from a Loan Party or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 7.3. Lender is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lender in its sole discretion and Lender may charge Borrower's loan account for the amount of any item of payment which is returned to Lender unpaid.

     7.3  Establishment of a Lockbox Account or Dominion Account.  All proceeds
          ------------------------------------------------------
of Collateral shall, at the direction of Lender, be deposited by a Loan Party into a lockbox account, or such other "blocked account" as Lender may require (each, a "Blocked Account") pursuant to an agreement acceptable to Lender with such bank as may be selected by Borrower and be acceptable to Lender. Borrower shall, and shall cause each other Loan Party to, issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of Lender. Lender assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts in the name of Lender at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall, and shall cause each other Loan Party to, deposit all proceeds of Receivables and all cash proceeds of Eligible Equipment or cause same to be deposited, in kind, in such Dominion Accounts of Lender in lieu of depositing same to Blocked Accounts.

     7.4  Payments Without Deductions.  Borrower shall pay principal, interest,
          ---------------------------
and all other amounts payable hereunder, or under any related

               FINOVA                            LOAN AND SECURITY AGREEMENT
     ---------------------------------------------------------------------------

agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim. Borrower shall be permitted to deduct and withhold, to the extent required by law, from any payments due to foreign lenders.

     7.5  Intentionally Omitted.
          ---------------------

     7.6  Monthly Accountings.  Lender will provide Borrower monthly with an
          -------------------
account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

     7.7. Intercompany Accounts.  Borrower shall maintain records of all
          ---------------------
intercompany transactions among the Loan Parties, and at the reasonable request of Lender, provide copies thereof to Lender.

8.   POWER OF ATTORNEY.

     Borrower appoints Lender and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender's possession; during the continuance of any Event of Default to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, and on notices of assignment; to sign Borrower's name on financing statements and to send requests (so long as no Event of Default exists, with prior notice to Borrower of the Loan Party to be subject to such verification) for verification of Receivables to customers or account debtors; during the continuance of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to open and dispose of all mail addressed to Borrower; and to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither Lender nor any of its designees will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law acting as Borrower's attorney, except for Lender's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Payment Obligations have been fully satisfied and Lender's obligation to provide loans hereunder shall have terminated.

9.   RECEIVABLES.

     9.1  Eligibility.  Borrower represents and warrants that each Receivable
          -----------
covers and will cover a bona fide sale or lease and delivery by a Loan Party of goods or the rendition by such Loan Party of services in the ordinary course of such Loan Party's business, and will be for a liquidated amount. Borrower further represents and warrants that to the best of its knowledge no Receivable classified as an Eligible Receivable by Borrower will be subject to any offset, deduction, counterclaim, rights of return or cancellation, lien or other such condition at the time classified as an Eligible Receivable unless such offset, deduction, counterclaim, rights of return or cancellation, lien or such other condition is deducted from the amount of such Receivable.

     9.2  Disputes.  Borrower shall notify Lender promptly of all material
          --------
disputes and claims with respect to the Receivables and settle or adjust or cause to be settled or adjusted such disputes or claims at no expense to Lender, but no discount, credit or allowance shall be granted to any account debtor shall be accepted by Borrower or any other Loan Party without Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's or such Loan Party's business. Lender may, at any time after the occurrence of an Event of Default, settle or adjust disputes and claims with respect to the Receivables directly with account debtors for amounts and upon terms which Lender considers advisable in its reasonable credit judgment and, in all cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of any Receivables. Lender shall endeavor to notify Borrower of any such settlement or adjustment but shall not be liable to Borrower for the failure to do so.

10.  EQUIPMENT.

     Borrower shall, and shall cause the other Loan Parties to, keep and maintain the Eligible Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's or such Loan Party's past practice, ordinary wear and tear excepted. Borrower shall, and

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

shall cause each other Loan Party to, keep correct and accurate records as to the status of the Eligible Equipment, and report such information to Lender as provided in Section 5.2.

11.  OTHER LIENS; NO DISPOSITION OF COLLATERAL.

     Borrower represents, warrants and covenants that (a) all Collateral is and will continue to be owned by a Loan Party free and clear of all liens, claims and encumbrances whatsoever (except for Lender's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by Lender in its sole discretion from time to time in writing), and (b) Borrower will not, and will not permit any other Loan Party to, without Lender's prior written approval, sell or dispose of or permit the sale or disposal of any Collateral or any interest therein; provided, that so long as an Event of
                                    --------
Default does not then exist, (a) Equipment may be sold for fair market value in an arm's length transaction, (b) inventory and scrap, obsolete, excess and worn-out assets may be sold in the ordinary course of business, and (c) any subsidiary of Borrower may be merged with and into Borrower or any other subsidiary. The proceeds of any such sales shall be remitted to Lender pursuant to this Agreement for application to the Obligations.

12.  GENERAL REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants that:

     12.1 Due Organization.  Each Loan Party is a corporation duly organized,
          ----------------
validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for such Loan Party to conduct its business and own its property, except where the failure to so qualify could not reasonably be expected to have a materially adverse effect on the business, assets, operations or financial condition of Borrower and its subsidiaries, taken as a whole, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

     12.2 Other Names.  Neither Borrower nor any other Loan Party has, during
          -----------
the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower nor any other Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time except as set forth on the Schedule;

     12.3 Due Authorization.  The execution, delivery and performance by each
          -----------------
Loan Party of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and will not constitute a violation of any applicable law or of such Loan Party's Articles or Certificate of Incorporation or By-Laws or any other material document, agreement or instrument to which such Loan Party is a party or by which such Loan Party or its assets are bound;

     12.4 Binding Obligation.  Each of the Loan Documents to which a Loan Party
          ------------------
is a party is the legal, valid and binding obligation of such Loan Party enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     12.5 Intangible Property.  Each Loan Party possesses adequate licenses,
          -------------------
patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known material conflict with the rights of others, and all such material intellectual property is valid and has been duly registered or filed with the appropriate governmental authorities;

     12.6 Capital.  Each Loan Party has capital sufficient to conduct its
          -------
business, is able to pay its debts as they mature, and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

     12.7 Material Litigation.  No Loan Party has any pending or overtly
          -------------------
threatened litigation, actions or proceedings which would materially and adversely affect the business, assets, operations, prospects or condition, financial or otherwise the Loan Parties taken as a whole, or the Collateral or any of Lender's interests therein taken as a whole;

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ---------------------------------------------------------------------

     12.8   Title; Security Interests of Lender.  Each Loan Party has good,
            -----------------------------------
indefeasible and merchantable title to the Collateral and, upon the filing of UCC-1 Financing Statements and certificates of title with lien applications with respect thereto, in each case in the appropriate offices, this Agreement and such documents will create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

     12.9   Restrictive Agreements; Labor Contracts.  Other then in connection
            ---------------------------------------
with the Specified Indebtedness, no Loan Party is a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting the business, assets, operations, prospects or condition, financial or otherwise of the Loan Parties taken as a whole, or which restricts its right or ability to incur Indebtedness, and no Loan Party is a party to any labor dispute which could reasonably be expected to materially and adversely affect the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and its subsidiaries, taken as a whole. In addition, no labor contract to which a Loan Party is a party is scheduled to expire during the Initial Term of this Agreement, except as disclosed to Lender in writing prior to the date hereof;

     12.10  Laws.  No Loan Party is in violation of any applicable statute,
            ----
regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral (taken as a whole) or the business, assets, operations, prospects or condition, financial or otherwise of the Loan Parties, taken as a whole;

     12.11  Consents.  Each Loan Party has obtained or caused to be obtained or
            --------
issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

     12.12  Defaults.  No Loan Party is in default with respect to any note,
            --------
indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, the effect of which would cause any Event of Default under Section 17.1(x);

     12.13  Financial Condition.  The financial statements dated as of March 31,
            -------------------
1997 fairly present the financial condition of the Loan Parties on a consolidated basis and results of operations of the Loan Parties on a consolidated basis as of the date thereof (subject to the absence of footnotes and year-end audit adjustments); and there has been no material and adverse change in such financial conditions or operations since December 31, 1996 (except for Borrower's pretax loss for the quarter ending March 31, 1997 of up to Three Million Five Hundred Thousand Dollars ($3,500,000));

     12.14  ERISA.  None of Borrower, any other Loan Party, any ERISA Affiliate,
            -----
or any Plan is in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor have Borrower, any other Loan Party or any ERISA Affiliate received any notice to such effect which any case could reasonably be expected to materially and adversely affect the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties, taken as a whole. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA which any case could reasonably be expected to materially and adversely affect the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties, taken as a whole. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan. Neither Borrower, any other Loan Party nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. There is no accumulated funding deficiency in excess of One Million Dollars ($1,000,000) in any Plan, whether or not waived;

     12.15  Taxes.  Each Loan Party has filed all tax returns and such other
            -----
reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

     12.16  Locations.  Each Loan Party's chief executive office and the offices
            ---------
and locations where it keeps the Collateral are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to Lender in accordance with Section 13.5 below;

     12.17  Business Relationships.  There exists (i) no actual or threatened
            ----------------------
termination, cancellation or limitation of, or any modification or change in, the business relationship between a Loan Party and any customer or any group of customers whose purchases individually or in the aggregate are

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ---------------------------------------------------------------------

material to the business of such Loan Party, or with any material supplier, and
(ii) no present condition or state of facts or circumstances which, in either case, could reasonably be expected to materially and adversely affect the Loan Parties taken as a whole or prevent the Loan Parties taken as a whole from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

     12.18  Appraised Vehicles.  The vehicles described in that certain
            ------------------
Appraisal dated April 14, 1997 by Arrow Truck Sales Incorporated constitute Eligible Equipment and Borrower has delivered original certificates of title for such vehicles to Lender on the date hereof; and

     12.19  Reaffirmations.  Each request for a loan made by Borrower pursuant
            --------------
to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default and
(ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

13.  AFFIRMATIVE COVENANTS.

     Borrower covenants that, so long as any Payment Obligation remains outstanding and this Agreement is in effect, it shall, and shall cause each other Loan Party to:

     13.1 Expenses.  Reimburse Lender for all reasonable costs, fees and
          --------
expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the reasonable attorneys' and paralegals' fees of in-house and outside counsel, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement including without limitation all such costs, fees and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any inspection or verification of the Collateral (subject to Section 5.3), (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and any Loan Party or any third party, (iv) enforcement of any of Lender's rights and remedies with respect to the obligations owing by any Loan Party to Lender or Collateral and (v) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. Borrower shall also pay all Lender charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lock boxes and other blocked accounts, and all other bank and administrative matters, in accordance with Lender's schedule of bank and administrative fees and charges in effect from time to time. Notwithstanding the foregoing, Borrower shall not be liable for any fees, costs or expenses of any participant or assignee of Lender in connection with the sale of any participation or assignment of Lender's rights hereunder.

     13.2 Taxes.  Pay or make adequate provision for the payment of all taxes,
          -----
assessments and other charges on or prior to the date when due and file all tax returns (except for those state tax returns the failure of which to file would not have a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties, taken as a whole).

     13.3 Notice of Litigation.  Promptly notify Lender in writing of any
          --------------------
litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or its business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance.

     13.4 ERISA.  Notify Lender in writing (i) promptly upon the occurrence of
          -----
any Reportable Event and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets.

     13.5 Change in Location.  Notify Lender in writing ten (10) days prior to
          ------------------
any change in the location of its chief executive office or the location of any Collateral (other than rolling stock), or its opening or closing of any other place of business.

     13.6 Corporate Existence.  Except for the merger of a Loan Party (other
          -------------------
than Borrower) into

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

another Loan Party or into Borrower or the dissolution or a Loan Party pursuant to Section 13.15, maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property, except where the failure to maintain such existence, qualification or standing would not have a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and its subsidiaries, taken as a whole, and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business.

     13.7   Labor Disputes.  Promptly notify Lender in writing of any material
            --------------
labor dispute to which it is or may become subject and the expiration of any labor contract to which it is a party or bound.

     13.8   Violations of Law. Promptly notify Lender in writing of any
            -----------------
violation

of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to it which may materially and adversely affect the Collateral or its business, assets, prospects, operations or condition, financial or otherwise.

     13.9   Defaults.  Notify Lender in writing within five (5) Business Days of
            --------
its default under any note, indenture, loan agreement, mortgage, lease or other agreement to which it is a party or bound, or of any other default under any of its Indebtedness which results in an Event of Default under Section 17.1.

     13.10  Capital Expenditures.  Promptly notify Lender in writing of the
            --------------------
making of, or commitment to make, any Capital Expenditure in excess of Five Million Dollars ($5,000,000).

     13.11  Books and Records.  Keep adequate records and books of account with
            -----------------
respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles consistently applied, reflecting all its financial transactions.

     13.12  Leases; Warehouse Agreements.  Provide Lender with (i) copies of all
            ----------------------------
agreements between it and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) within sixty (60) days following the date hereof, landlord waivers in the form of Exhibit C-1 hereto for the leased locations described on Exhibit C-2 hereto. In
-----------                                              -----------
addition, Borrowers shall provide additional landlord waivers in the form of Exhibit C-1 hereto with respect to all locations where any material amount of
-----------
inventory of account debtors is stored.

     13.13  Additional Documents.  At Lender's request, promptly execute or
            --------------------
cause to be executed and delivered to Lender any and all documents, instruments and agreements deemed necessary by Lender to facilitate the collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. At the request of Lender, Borrower shall use its reasonable efforts to comply with the provisions of the Federal Assignment of Claims Act with respect to any contracts with the United States of America or any department, agency, subdivision or instrumentality thereof.

     13.14  Financial Covenants.  Comply with the financial covenants set forth
            -------------------
on the Schedule.

     13.15  Mortgages; Merger or Dissolution of Certain Subsidiaries.  Within
            --------------------------------------------------------
sixty (60) days following the date hereof, Borrower shall cause (a) mortgages and/or deeds of trust in form and substance satisfactory to Lender with respect to the real property described on Exhibit D hereto to be executed and delivered
                                  ---------
by the appropriate Loan Party pursuant to which such Loan Party shall grant to Lender a first priority lien on such property and (b) title insurance policies (with endorsements reasonably specified by Lender) with respect to such property to be delivered to Lender (with such title insurance not to exceed 50% of the value of such property). Within thirty (30) days following the date hereof, Borrower shall have commenced reasonable efforts to dissolve, or merge into a Loan Party, the following Loan Parties (provided, that any merger shall be with a Loan Party other than one of the following Loan Parties): BLS Investments, Inc., Frontier Freight, Inc., CAS Transportation, CAS Services Company, Inc. and Billings Trucking Corporation. Within one hundred twenty (120) days following the date hereof, all of the foregoing Loan Parties shall have been dissolved or so merged. Borrower acknowledges and agrees that none of the Receivables or Equipment of the foregoing Loan Parties shall be considered Eligible Receivables or Eligible Equipment. Borrower also acknowledges and agrees that none or the Receivables or Equipment of AmeriTruck Operations Services or Best Way Motor Lines, Inc. shall be considered Eligible Receivables or Eligible Equipment until such time as Lender shall have completed its UCC, tax and judgment searches with respect to such Loan Parties

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

and then only to the extent such Receivables and Equipment satisfy the criteria of Eligible Receivables and Eligible Equipment, respectively. Within fifteen
(15) days following the date hereof, Borrower shall provide evidence that each Loan Party (other than the Loan Parties that are to be dissolved or merged as provided above) is in good standing in its state of incorporation and all other states where such qualification is necessary to make the representation set forth in Section 12.1 accurate.

14.  NEGATIVE COVENANTS.

     Without Lender's prior written consent, so long as any Payment Obligation remains outstanding and this Agreement is in effect, Borrower shall not, and shall not permit any other Loan Party to: (a) Mergers. Merge or consolidate
                                               -------
with or acquire any other Person (except that Borrower may consummate the Tran-Star Acquisition and any Loan Party (other than Borrower) may merge into Borrower or into any other Loan Party), or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations; (b) Loans. Make advances, loans or
                                        -----
extensions of credit to, or invest in, any Person (except that (i) any Loan Party may make advances, loans or extensions of credit to, or invest in, any other Loan Party, (ii) in addition to the loans described on Exhibit G, the Loan
                                                             ---------
Parties may make loans to their employees in the ordinary course of their business for travel expenses, salary advances and the like so long as the aggregate amount of such loans outstanding at any time does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) and the aggregate amount of such loans outstanding at any time to officers and senior management of the Loan Parties does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time, (iii) in addition to the loans described on Exhibit G, the Loan Parties
                                                  ---------
may make loans to its officers and senior management for moving and relocation expenses so long as the aggregate amount of such loans outstanding does not exceed the amount by which Two Hundred Fifty Thousand Dollars ($250,000) exceeds the aggregate outstanding loans to such officers and senior management for travel expenses, salary advances and the like, (iv) Borrower may make loans to its senior management to permit such senior management to purchase capital stock of Borrower so long as all of the proceeds of such loans are used to purchase such capital stock, (v) the Loan Parties may extend credit to account debtors in the form of deferred payment obligations in the ordinary course of business and in connection with the compromise of Receivables in the ordinary course of business) and (vi) the Loan Parties may maintain the loans described on Exhibit
                                                                        -------
G hereto;  (c)  Dividends.  Declare or pay cash dividends upon any of its stock
-               ---------
or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock (except that subsidiaries of Borrower may declare and pay dividends or make distributions on their capital stock or distribute any of their property to Borrower or any other Loan Party, and so long as no Event of Default exists or would be caused thereby, Borrower may effect the purchase , redemption, acquisition, cancellation, or other retirement for value of shares of its capital stock, options on any such shares or related phantom stock or stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon the death, disability, retirement or termination of employment of such employee or former employee, pursuant to the terms of an employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided, however, that the aggregate cash consideration paid, or distributions
--------  -------
made, by Borrower pursuant to this provision does not in any one (1) fiscal year exceed an aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000) plus the cash proceeds received by or contributed to Borrower from any reissuance of its capital stock to members of management and employees of Borrower and the subsidiaries); (d) Adverse Transactions. Enter into any
                                      --------------------
transaction which materially and adversely affects the Collateral (taken as a whole) or the ability of the Loan Parties to repay the obligations owing to Lender in full as and when due; (e) Indebtedness of Others. Become directly
                                      ----------------------
or contingently liable for the Indebtedness of any Person, except (i) by endorsement of instruments for deposit, (ii) as described on the Schedule, and
(iii) any guaranty of Indebtedness described on the Schedule permitted to be incurred by this Agreement; (f) Intentionally Omitted. (g) Name. Use any
                                  ---------------------       ----
corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof without giving Lender at least ten (10) days prior notice thereof; (h) Intentionally Omitted;
                                                          ---------------------
(i)  Intentionally Omitted;  (j)  Compensation.  Pay total cash compensation,
     ---------------------        ------------
including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments,

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

whether directly or indirectly, during any fiscal year to the five (5) most highly compensated executives, officers and directors of the Loan Parties in an amount in excess of the amount set forth on the Schedule; (k) Indebtedness.
                                                              ------------
Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) except as set forth on the Schedule; (l) Affiliate Transactions. Except as set forth below or otherwise
              ----------------------
permitted under this Agreement, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, (A) the Loan Parties may pay compensation permitted by Section 14(j) to employees who are Affiliates, (B) a Loan Party may engage in transactions (including transferring property or assets from one Loan Party to another Loan Party) with other Loan Parties, and (C) a Loan Party may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to Lender and which are no less favorable to such Loan Party than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate; (m) Nature of Business. Enter into any new business, other than
               ------------------
businesses reasonably related to existing businesses;  (n)  Amendment of
                                                            ------------
Specified Indebtedness.  Not, and not permit any other Loan Party to, amend,
----------------------
modify or alter agreements, instruments or documents evidencing the Specified Indebtedness if the effect of such amendment or modification is to (i) increase the principal amount of the Indebtedness evidenced by any such documents, (ii) accelerate any date fixed for any payment of principal or interest on the Indebtedness evidenced by any such documents, (iii) increase the interest rate or any fees or charges, or add any fees or charges, payable in connection with the Indebtedness evidenced by any such documents, (iv) make any covenant, default or other provision contained herein more restrictive on any Loan Party, or (v) amend or modify any provision of any such documents in a manner adverse to Lender (provided, that so long as no Event of Default exists and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, Borrower may amend, modify or alter the agreements, instruments or documents evidencing the Indebtedness owing to Volvo without the consent of Lender); (o) Subsidiaries. Form or acquire any
                                      ------------
subsidiaries (except in connection with the Tran-Star Acquisition); or (p) Margin Security. Own, purchase or acquire (or enter into any contract to
---------------
purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect.

15.  ENVIRONMENTAL MATTERS.

     Borrower shall comply with the terms of that certain Environmental Certificate of even date herewith, executed by Borrower in favor of Lender.

16.  TERM; TERMINATION.

     16.1 Term.  The initial term of this Agreement shall be as set forth on the
          ----
Schedule (the "Initial Term") and shall be automatically renewed for successive periods of one (1) year (each, a "Renewal Term"), unless earlier terminated as provided herein.

     16.2 Prior Notice.  Each party shall have the right to terminate this
          ------------
Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

     16.3 Payment in Full.  Upon the effective date of termination, the
          ---------------
Obligations shall become immediately due and payable in full in cash.

     16.4 Early Termination; Termination Fee.  In addition to the procedure set
          ----------------------------------
forth in Section 16.2, Borrower may terminate this Agreement at any time upon not less than twenty (20) days' prior written notice and prepay the Obligations; provided, that if such prepayment of the Obligations does not occur within
--------
fifteen (15) days of the date specified in such notice, this Agreement will not terminate as a result of such notice and such notice shall have no force or effect. Upon any such early termination by Borrower prior to the end of the Initial Term or any termination of this Agreement by Lender upon the occurrence of an Event of Default prior to the end of the Initial Term, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule; provided, that if Lender terminates this Agreement upon the
                 --------
occurrence of an Event of Default, the Termination Fee payable by Borrower

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

shall be reduced by the amount of the additional interest paid to Lender at the Default Rate during the term of this Agreement over the interest that would have been paid to Lender had the Default Rate not been in effect.

17.  DEFAULT.

     17.1 Events of Default.  Any one or more of the following events shall
          -----------------
constitute an Event of Default under this Agreement:

     (i) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

     (ii) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any term, provision, condition, covenant or agreement contained in any Loan Document to which such Loan Party is a party and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall
                               --------
not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured in full within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period, (B) an intentional breach by Borrower or any other Loan Party of any such term, covenant, condition or provision, (C) the failure to observe or perform any of the covenants or provisions contained in Sections 4.4, 7, 13.14 or 14 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the Loan Documents, or
(D) the failure to deliver any borrowing base or other collateral reporting or Borrower's audited financial statements within five (5) days of the date when due;

     (iii) Any material adverse change occurs in business, assets, operations, prospects or condition, financial or otherwise of the Loan Parties taken as a whole;

     (iv) The value or priority of Lender's security interest in the Collateral (taken as a whole) is materially impaired;

     (v) Any material portion of any Loan Party's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

     (vi) Any Loan Party shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of such Loan Party;

     (vii) Any bankruptcy or other insolvency proceeding is commenced by a Loan Party, or any such proceeding is commenced against a Loan Party and remains undischarged or unstayed for forty-five (45) days;

     (viii) Any notice of lien, levy or assessment is filed of record with respect to any of the Loan Parties' assets, which liens, levies or assessments in the aggregate with respect to the Loan Parties are in excess of One Million Dollars ($1,000,000);

     (ix) Any judgments are entered against the Loan Parties in an aggregate uninsured amount exceeding One Million Dollars ($1,000,000) unless such judgments have been fully bonded and the execution thereof have been stayed;

     (x) Any default shall occur under any agreement, instrument or document evidencing any of the Specified Indebtedness or under any other Indebtedness having an aggregate principal amount in excess of One Million Dollars ($1,000,000) and such default entitles the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

     (xi) Any representation or warranty made or deemed to be made by Borrower or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to have been misleading in any material respect;

     (xii) Any Guarantor terminates or attempts to terminate its guarantee or becomes subject to any bankruptcy or other insolvency proceeding;

     (xiii) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which has a material adverse effect on the financial condition of the Loan Parties, taken as a whole; any liens upon the assets of the Loan Parties in connection with any Plan shall arise, which liens involve in the aggregate in excess of One Million Dollars ($1,000,000); or the Loan Parties and their ERISA Affiliates create or permit the creation of any accumulated funding deficiency in excess of One Million Dollars ($1,000,000), whether or not waived;

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

     (xiv)  A Change in Control (as defined in the Indenture) shall occur; or

     (xv) The prepayment, purchase or redemption of any Specified Indebtedness (including, without limitation, the Indebtedness under the Indenture (and notes issued pursuant thereto)) unless otherwise consented to by Lender or unless contemporaneously therewith the Payment Obligations are paid in full and this Agreement is terminated (provided, that Borrower may prepay the Indebtedness owing to Volvo so long as no Event of Default exists and no event which, with notice or passage of time to both, would constitute an Event of Default has occurred and is continuing and such prepayment is financed with Indebtedness that is secured by the same type and amount of collateral that secures the Indebtedness owing to Volvo).

     17.2   Remedies.  Upon the occurrence and continuance of an Event of
            --------
Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. During the continuance of an Event of Default, Lender shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code, and further, Lender may, at any time, during the continuance of an Event of Default, take possession of the Borrower Collateral and keep it on Borrower's premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire or Borrower shall, upon Lender's demand, at Borrower's sole cost, assemble the Borrower Collateral and make it available to Lender at a place reasonably convenient to Lender and Lender may sell and deliver any Borrower Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender's discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Borrower Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights to the Borrower Collateral or marshall any Borrower Collateral for the benefit of any Person. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least ten (10) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as Lender shall elect, in its sole discretion. Lender shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

     17.3   Standards for Determining Commercial Reasonableness.  Borrower and
            ---------------------------------------------------
Lender agree that the following conduct by Lender with respect to any disposition of Borrower Collateral shall conclusively be deemed commercially reasonable (but other conduct by Lender, including, but not limited to, Lender's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Borrower Collateral shall not be deemed unreasonable): Any public or private disposition as to which on no later than the tenth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the tenth calendar day prior thereto notice thereof describing in general non-specific terms, the Borrower Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted, at any place designated by Lender, with or without the Borrower Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. (provided that no notice of any public or private disposition need be given to Borrower if the Borrower Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market). Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for Lender to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

18.  DEFINITIONS.

     18.1 Defined Terms.  As used in this Agreement, the following terms have
          -------------
the definitions set forth below:

"Affiliate" means any Person controlling, controlled by or under common control
 ---------
with a Loan Party. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Loan Party, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise.

"Appraisal" means an appraisal in form and substance acceptable to Lender with
 ---------
respect to the Eligible Equipment, prepared by an appraiser acceptable to Lender.

"Base Rate" means the rate of interest announced publicly by Citibank, N.A.,
 ---------
from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate. Each change on the Base Rate shall be effective hereunder on the first day following the announcement of such change, without notice of any kind.

"Base Rate Option" shall mean the interest rate option described in Section
 ----------------
3.1(A)(1)(a) of the Schedule.

"Base Rate Portion" shall mean the portion of the Revolving Loan, if any, which
 -----------------
bears interest at the rate described in Section 3.1(A)(1)(a) of the Schedule.

"Borrower Collateral" has the meaning set forth in Section 4.1.
 -------------------

"Business Day" means any day on which commercial banks in both Los Angeles,
 ------------
California and Phoenix, Arizona are open for business; provided, that with
                                                       --------
respect to all notices, determinations, fundings and payments in connection with any LIBOR Rate Portion of the Revolving Loans, a Business Day means any day that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank LIBOR market.

"Capital Expenditures" means all expenditures made and liabilities incurred for
 --------------------
the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one (1) year and including, without limitation, those arising in connection with Capital Leases and which are required to be capitalized in accordance with generally accepted accounting principles.

"Capital Lease" means any lease of property by a Loan Party that, in accordance
 -------------
with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the consolidated balance sheet of Borrower.

"Closing" means the initial advance made by Lender pursuant to this Agreement.
 -------

"Closing Date" means the date of the Closing.
 ------------

"Code" means the Uniform Commercial Code as adopted, amended, and in effect in
 ----
the State of Arizona from time to time.

"Collateral" means all property in which Lender has been granted a lien or
 ----------
security interest by a Loan Party as security for the Obligations, and includes, without limitation, Borrower Collateral.

"Current Assets" at any date means the amount at which the current assets would
 --------------
be shown on a consolidated balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles, provided that
                                                             --------
amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

"Current Liabilities" at any date means the amount at which the current
 -------------------
liabilities would be shown on a consolidated balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles.

"Default Rate" has the meaning set forth in Section 3.2.
 ------------

"Deposit Accounts" has the meaning set forth in Section 47-9105 of the Code.
 ----------------

"Eligible Equipment" means the rolling stock of the Loan Parties which is
 ------------------
subject to Lender's duly perfected, first priority security interest.

"Eligible Receivables" means all Receivables, other than any Interline
 --------------------
Receivable (to the extent of the amount payable by a Loan Party to a common carrier in connection therewith) and other than any Receivable with respect to which (i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than fifty percent (50%) of all outstanding Receivables owed by it to the Loan Parties within ninety (90) days after invoice date; (iii) the account

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

debtor is an Affiliate of a Loan Party; (iv) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold" or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit or other form of guaranty or security, in each case in form and substance satisfactory to Lender; (vi) if the account debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States, the obligations owing by the United States exceed fifteen percent (15%) of all Eligible Receivables, to the extent of such excess (and with respect to the United States Postal Service, in excess of ten percent (10%), to the extent of such excess) (provided, that if an Event of Default exists, the Receivables owing by the United States or any department, agency or instrumentality thereof shall not be Eligible Receivables unless the applicable Loan Party with respect thereto has complied with the Federal Assignment of Claims Act); (vii) a Loan Party is liable to the account debtor but only to the extent of such liability; (viii) the account debtor's total obligations to the Loan Parties exceed ten percent (10%) (or with respect to the account debtors listed on Exhibit E or any other account debtors approved
                                 ---------
by Lender in its reasonable discretion, twenty percent (20%) (provided, that Lender reserves the right to reduce such percentage to ten percent (10%) if there is a material adverse change in the business, assets or financial condition of any such account debtor)) of all Eligible Receivables, to the extent of such excess; (ix) the account debtor disputes liability or makes any claim with respect thereto or with respect to a Loan Party (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges;
(xi) the face amount thereof exceeds Fifty Thousand Dollars ($50,000), unless accompanied by the invoice relating thereto; or (xii) facts or events have occurred which, in Lender's reasonable credit judgment (based on its examinations and other credit and collateral considerations) adversely affect the collectibility of such Receivable.

"Equipment" means all of a Loan Party's present and hereafter acquired
 ---------
machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in such Loan Party's operations or owned by such Loan Party and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

"Equipment Advance Rate" means seventy-five percent (75%); provided, that such
 ----------------------                                    --------
percentage shall be reduced by three (3) percentage points on the first day of each August, November, February and May beginning August 1, 1997 until reduced to sixty percent (60%).

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended,
 -----
and the regulations thereunder.

"ERISA Affiliate" means each trade or business (whether or not incorporated and
 ---------------
whether or not foreign) which is or may hereafter become a member of a group of which a Loan Party is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

"Event of Default" means any of the events set forth in Section  17.1 of this
 ----------------
Agreement.

"General Intangibles" means all general intangibles of Borrower, whether now
 -------------------
owned or hereafter created or acquired by Borrower, including, without limitation, interstate and intrastate operating authorities, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance)tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

indemnification and all other intangible property of every kind and nature (other than Receivables).

"Guarantors" means any Person that executes a Guaranty, and includes, without
 ----------
limitation, the Persons set forth on the Schedule.

"Guaranty" means a guaranty of the Obligations, and includes, without
 --------
limitation, each Continuing Guaranty of even date herewith from a Loan Party (other than Borrower) in favor of Lender in a form acceptable to Lender.

"Indebtedness" means all of a Loan Party's Indebtedness, as defined in the
 ------------
Indenture as in effect on the date hereof.

"Indenture" means the Indenture dated as of November 15, 1995 among Borrower,
 ---------
the guarantors a party thereto and The Bank of New York, as Trustee.

"Initial Term" has the meaning set forth on the Schedule.
 ------------

"Interest Period" has the meaning set forth in the Schedule.
 ---------------

"Interest Rate Determination Date" has the meaning set forth in the Schedule.
 --------------------------------

"Interline Receivable" means a Receivable arising under a transaction with an
 --------------------
account debtor pursuant to which transaction the Loan Parties are not the only common carriers providing services to such account debtor.

"Inventory" means all of Borrower's now owned and hereafter acquired goods,
 ---------
merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all documents of title or other documents representing them.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations
 ---
thereunder.

"Landlord Reserve" means an amount equal to the sum of three (3) months rent for
 ----------------
all leased locations of any Loan Party with respect to which Lender has not been provided a landlord waiver in the form of Exhibit C-1 hereto; provided, that no
                                          -----------         --------
reserve shall be required for Borrower's leased location at 301 Commerce, Suite 1101, Fort Worth, Texas 76102.

"Letters of Credit" has the meaning set forth in Section 1.4.
 -----------------

"LIBOR Rate" shall mean, for any LIBOR Rate Portion, the per annum rate of
 ----------
interest which is ordinarily reported on page 3750 of the Telerate Matrix (in U.S. Dollars) for a principal amount substantially equal to the amount of such LIBOR Rate Portion and having a maturity comparable to the Interest Period proposed to be applicable to such LIBOR Rate Portion, as quoted to Borrower by Lender; provided, however, if, for whatever reason, Lender shall be unable to
        --------  -------
ascertain the LIBOR Rate pursuant to the preceding provisions, the LIBOR Rate in such circumstances shall be the rate per annum determined by Lender by dividing
                                                                       --------
(the resulting quotient to be rounded upward to the nearest 1/100 of one percent) (i) the per annum rate of interest at which deposits in U.S. Dollars in an amount substantially equal to such LIBOR Rate Portion and having a maturity comparable to the Interest Period proposed for such LIBOR Rate Portion, are offered Citibank, N.A. or its affiliates in the London interbank market at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, by (ii) a number equal to 1.0 minus the aggregate (but
                                                  -----
without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the applicable Interest Rate Determination Date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by Lender.

"LIBOR Rate Option" shall mean the interest rate option described in Section
 -----------------
3.1(A)(1)(b) of the Schedule.

"LIBOR Rate Portion" shall mean the portion of the Revolving Loan, if any, which
 ------------------
bears interest at the rate described in subsection 3.1(A)(1)(b) of the Schedule.

"Loan Documents" means, collectively, this Agreement, the Guaranties, the
 --------------
Security Agreements, any note or notes executed by Borrower and payable

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

to Lender in respect of amounts owing under this Agreement, and any other agreement entered into in connection with this Agreement, such security agreements, intellectual property assignments and mortgages as Lender may require with respect to this Agreement or the Guaranties, together with all alterations, amendments, changes, extensions, modifications, renewals, restatements, or supplements, of or to any of the foregoing.

"Loan Party" means Borrower and each Guarantor.
 ----------

"Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections
 ------------------
3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of a Loan Party or any ERISA Affiliate and which is subject to IRC Section 412 or ERISA Section 302.

"Net Capital Expenditures" means, for any period, the amount of Capital
 ------------------------
Expenditures of the Loan Parties for such period, less the amount of proceeds received by the Loan Parties from the disposition of Equipment (net of the amount of such proceeds used to repay Indebtedness secured by such Equipment); provided, that for purposes of this definition, if the Indebtedness repaid is
--------
owing to Lender, the amount of Indebtedness deemed to be repaid will be an amount equal to the product of the Equipment Advance Rate multiplied by the Orderly Liquidation Value of the Equipment disposed of.

"Net Worth" at any date means Borrower's net worth as determined on a
 ---------
consolidated basis in accordance with generally accepted accounting principles, consistently applied, excluding the effect of Restructuring Charges.

"Notice of Conversion/Continuation" shall mean a notice in the form of Exhibit
 ---------------------------------                                     -------
F.
-

"Obligations" means all present and future loans, advances, debts, liabilities,
 -----------
obligations, covenants, duties and indebtedness at any time owing by Borrower to Lender under any of the Loan Documents, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower hereunder.

"Operating Cash Flow" means, for any period, Borrower's consolidated net income
 -------------------
or loss (excluding the effect of any extraordinary items and Restructuring Charges), determined in accordance with generally accepted accounting principles, plus each of the following items (determined on a consolidated
            ----
basis) to the extent deducted from the revenues of Borrower in the calculation of consolidated net income or loss: (i) depreciation; (ii) amortization; and
(iii) interest expense paid or accrued; less all actual Net Capital Expenditures
                                        ----
made (to the extent of the portion thereof not financed by a Person) during such period. For purposes of this definition, Capital Expenditures shall be deemed financed by Lender to the extent such Capital Expenditure involves the purchase of vehicles and Lender obtains a perfected lien on such vehicles and the amount so financed shall be deemed to be the product of the Equipment Advance Rate multiplied by the purchase price of the Equipment purchased with such Capital Expenditures.

"Operating Ratio" means, for any period, the ratio of operating expenses of
 ---------------
Borrower, on a consolidated basis, for such period (exclusive of interest expense, tax expense, amortization expense, extraordinary expense and Restructuring Charges), to revenues (excluding extraordinary income) of Borrower, on a consolidated basis, for such period, in each case determined in accordance with generally accepted accounting principals; provided, that
                                                          --------
depreciation shall be included in the amount of operating expenses only to the extent the method of calculating such depreciation is consistent with Borrower's past practices.

"Orderly Liquidation Value" means, with respect to the Eligible Equipment, the
 -------------------------
orderly liquidation value of such Eligible Equipment as determined by the most recently delivered Appraisal to Lender.

"Overlines" has the meaning set forth in Section 1.3.
 ---------

"Payment Obligations" means all Obligations other than (i) contingent
 -------------------
obligations of Borrower with respect to which Lender has not asserted a claim against Borrower, and (ii) non-monetary obligations of performance; provided,
                                                                    --------
that Payment Obligations shall include the Obligations with respect to the Letters of Credit.

"PBGC" means the Pension Benefit Guaranty Corporation.
 ----

"Permitted Encumbrance" means each of the liens, mortgages and other security
 ---------------------
interests set forth on the Schedule and incorporated herein by this reference.

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

"Person" means any individual, sole proprietorship, partnership, joint venture,
 ------
trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Plan" means any plan described in ERISA Section 3(2) maintained for employees
 ----
of a Loan Party or any ERISA Affiliate which is subject to IRC Section 412 or ERISA Section 302, other than a Multiemployer Plan.

"Prepared Financials" means the balance sheets of Borrower as of the date set
 -------------------
forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to Lender from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Prohibited Transaction" means any transaction described in Section 406 of ERISA
 ----------------------
which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the
 ---------------------------
payment of all or any part of the purchase price or lease of any fixed asset (including, without limitation, Equipment), (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price or lease of any fixed asset, and (iii) any renewals, extension or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any lien upon any fixed assets (including,
 -------------------
without limitation, Equipment) which secures the Purchase Money Indebtedness related thereto but only if such lien shall at all times be confined solely to the asset the purchase price or lease of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such lien and only if such lien secures such Purchase Money Indebtedness.

"Receivables" means all of a Loan Party's now owned and hereafter acquired
 -----------
accounts (whether or not earned by performance), proceeds of any letters of credit naming such Loan Party as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to such Loan Party, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by such Loan Party, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

"Renewal Term" has the meaning set forth in the Schedule.
 ------------

"Reportable Event" means a reportable event described in Section 4043 of ERISA
 ----------------
or the regulations thereunder other than one as to which the requirement of a thirty (30) day notice has been waived, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

"Restructuring Charges" means, for any period, the restructuring charges
 ---------------------
incurred by the Loan Parties during such period in connection with combining the operations of acquired businesses with that of the Loan Parties; provided, that
                                                                 --------
Restructuring Charges shall not include (i) any restructuring charges incurred by the Loan Parties on or prior to the date hereof, or (ii) any portion of the restructuring charges incurred after the date hereof in the aggregate amount in excess of Five Million Dollars ($5,000,000).

"Revolving A Loans" has the meaning set forth in the Schedule.
 -----------------

"Revolving B Loans" has the meaning set forth in the Schedule.
 -----------------

"Revolving Loans" has the meaning set forth in the Schedule.
 ---------------

"Security Agreements" means a security agreement executed by a Guarantor, and
 -------------------
includes, without limitation, each Security Agreement of even date herewith between a Loan Party (other than Borrower) and Lender in a form acceptable to Lender.

"Senior Contractual Debt Service" means, for any period, Total Contractual Debt
 -------------------------------
Service (excluding the sum of payments under or required to be made by the Loan Parties during such period for scheduled principal payments due under the Indenture (and any notes issued pursuant thereto) and accrued interest (whether or not paid) during such period on all such Indebtedness with respect to the Indenture (and any notes issued pursuant thereto)).

"Specified Indebtedness" means the Indebtedness under the Indenture (and notes
 ----------------------
issued pursuant thereto) and Indebtedness under (i) that certain Loan and Security Agreement dated February 21, 1996, by

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

and between Volvo, Borrower, W&L Services Corp., Thompson Bros., Inc., J.C. Bangerter & Sons, Inc., CMS Transportation Services, Inc., Scales Transport Corporation and C.B.S. Express, Inc. (collectively the "Volvo Borrowers"), (ii) that certain Line of Credit Note dated February 21, 1996, issued by the Volvo Borrowers to Volvo in the face amount of $10,000,000, (iii) that certain Mutual Continuing Guaranty dated February 21, 1996, by each of the Volvo Borrowers in favor of Volvo, (iv) that certain Financing Integration Agreement dated February 21, 1996 by and between Volvo and the Volvo Borrowers, and (v) those certain Master Conditional Sales Contracts between each Volvo Borrower and Volvo.

"Total Contractual Debt Service" means, for any period, the sum of payments made
 ------------------------------
or required to be made by the Loan Parties during such period for scheduled principal payments due on any and all Indebtedness of the Loan Parties and accrued interest (whether or not paid) during such period on all such Indebtedness.

"Total Facility" has the meaning set forth on the Schedule.
 --------------

"Tran-Star Acquisition" means the acquisition of all of the capital stock of
 ---------------------
Tran-Star, Inc. pursuant to the terms of that certain Stock Purchase Agreement, by and among Borrower, Allways Services, Inc. and Transtar Services, Inc., dated as of March 31, 1997, a copy of which has been delivered to the Lender.

"Trademarks, Licenses and Patents" means all of Borrower's right, title and
 --------------------------------
interest in and to: (i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation such as are listed on the Schedule, attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof,
(b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Assignor connected with and symbolized by any trademarks or trade names; (ii) license agreements, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, and the right to prepare for sale, sell, and advertise for sale any Inventory now or hereafter owned by Assignor and now or hereafter covered by such licenses; and (iii) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule, attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business connected with the use of and symbolized by such patents.

"Volvo " means Volvo Truck Finance North America, Inc.
 -----

     18.2  Other Terms.  All accounting terms used in this Agreement, unless
           -----------
otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

19.  MISCELLANEOUS.

     19.1 Recourse to Security; Certain Waivers.  All Obligations shall be
          -------------------------------------
payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security will not be required at any time. Except for notices expressly required by the Loan Documents, Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

     19.2 No Waiver by Lender.  Lender's failure to exercise any right, remedy
          -------------------
or option under this Agreement or any supplement or other agreement between Lender and Borrower or delay by Lender in exercising the same will not operate as a waiver. No waiver by Lender will be effective unless in writing and then only to the extent stated. No waiver by Lender shall affect its right to require strict performance of this Agreement. Lender's rights and remedies will be cumulative and not exclusive.

     19.3 Binding on Successor and Assigns.  All terms, conditions, promises,
          --------------------------------
covenants, provisions and warranties shall inure to the benefit of and bind Lender's and Borrower's respective representatives, successors and assigns.

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

     19.4 Severability.  If any provision of this Agreement shall be prohibited
          ------------
or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     19.5 Amendments; Assignments.  This Agreement may not be modified, altered
          -----------------------
or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder; provided, that Lender may
                                                     --------
not assign any portion of such rights, title, interests, remedies, powers and duties to any Person without the prior written consent of Borrower which will not be unreasonably withheld or delayed and any such assignment shall be in a minimum amount of Ten Million Dollars ($10,000,000); provided, further, that
                                                     --------  -------
Lender may assign all or any portion of such rights, title, interests, remedies, powers and duties to an affiliate of Lender without the consent of Borrower. If Lender enters into a participation arrangement, Lender shall continue to remain solely responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business. To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall not effect a novation between Borrower and such third party.

     19.6 Integration.  This Agreement, together with the Schedule (which is a
          -----------
part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

     19.7 Governing Law; Waivers.  THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN
          ----------------------
MADE IN THE STATE OF ARIZONA AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF ARIZONA AND NOT THE CONFLICT OF LAWS RULES OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
BORROWER HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, STATE OF ARIZONA OR IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 19.13 HEREOF FOR THE GIVING OF NOTICE.

     19.8 Survival.  All of the representations and warranties of Borrower
          --------
contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

     19.9 Evidence of Obligations.  Each Obligation may, in Lender's discretion,
          -----------------------
be evidenced by notes or other instruments issued or made by Borrower to Lender. If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender's books and records.

     19.10  Collateral Security.  The Obligations shall constitute one loan
            -------------------
secured by the Collateral. Lender may, in compliance with the Loan Documents its sole discretion, (i) exchange, enforce, waive or release any of the Collateral,
(ii) apply Collateral and direct the order or manner of sale thereof as it may determine and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral. Lender will release its security interest in the Collateral upon termination of this Agreement and payment in full of the Payment Obligation. In connection with the release of any security interest in

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

any of the Collateral, Lender will execute such documents as are reasonably requested by Borrower to evidence such release.

     19.11  Application of Collateral.  Lender shall have the continuing and
            -------------------------
exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations; provided, that so long as no Event of Default then
                            --------
exists, any payment to be applied to the principal balance of the Revolving Loans, shall be applied to the Revolving A Loan and Revolving B Loans as directed by Borrower. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

     19.12  Loan Requests.  Each oral or written request for a loan by any
            -------------
Person who purports to be any employee, officer or authorized agent of Borrower shall be made to Lender on or prior to 10:00 a.m., Chicago time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan; provided, that
                                                                 --------
loans to bear interest with reference to the LIBOR Rate shall be requested as set forth in the Schedule. Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

     19.13  Notices.  Any notice required hereunder shall be in writing and
            -------
addressed to Borrower and Lender at their addresses set forth at the beginning of this Agreement (except for notices in connection with borrowings which shall be delivered to such Lender's office as Lender shall specify). Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or three (3) days after deposit in the United States mail, postage prepaid.

     19.14  Brokerage Fees.  Borrower represents and warrants to Lender that,
            --------------
with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission (except Smith Barney in the amount not to exceed One Hundred Fifty Thousand Dollars ($150,000)) and Borrower agrees to indemnify and hold Lender harmless against any and all claims for any brokerage fee arising from obligations created by any Loan Party.

     19.15   Disclosure.  No representation or warranty made by Borrower in this
             ----------
Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

     19.16  Publicity.  Each party hereto is hereby authorized to issue
            ---------
appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

     19.17  Captions.  The Section titles contained in this Agreement are
            --------
without substantive meaning and are not part of this Agreement.

     19.18  Injunctive Relief.  Borrower recognizes that, in the event Borrower
            -----------------
fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to Lender. Therefore, Lender, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     19.19  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which taken together shall constitute one and the same instrument.

     19.20  Construction.  The parties acknowledge that each party and its
            ------------
counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

     19.21  Time of Essence.  Time is of the essence for the performance by
            ---------------
Borrower of the Obligations set forth in this Agreement.

     19.22  Limitation of Actions.  Borrower agrees that any claim or cause of
            ---------------------
action by Borrower against Lender, or any of Lender's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by Lender, or by Lender's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Borrower obtains knowledge of (but no more than three (3) years after, regardless of whether Borrower has knowledge) the act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Lender or any other person authorized to accept service of process on behalf of Lender, within thirty (30) days thereafter. Borrower agrees that such one (1) year period (or three (3) year period, as applicable) of time is a reasonable and sufficient time for a Borrower to investigate and act upon any such claim or cause of action. The one
(1) year period (or three (3) year period, as applicable) provided herein shall not be waived, tolled, or extended except by a specific written agreement of Lender. This provision shall survive any termination of this Loan Agreement or any other agreement.

     19.23  Liability.  Neither Lender nor any Lender Affiliate shall be liable
            ---------
for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, and the like), whether such damages are foreseeable or unforeseeable, even if Lender has been advised of the possibility of such damages. Neither Lender, nor any Lender Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower through the ordinary negligence of Lender, or any Lender Affiliate (except to the extent incurred or suffered as a result of Lender's or any Lender Affiliate's bad faith). "Lender Affiliate" shall mean Lender's directors, officers, employees, agents, attorneys and any other person or entity affiliated with or representing Lender.

     19.24  Notice of Breach by Lender.  Borrower agrees to give Lender written
            --------------------------
notice of (i) any action or inaction by Lender or any attorney of Lender in connection with any Loan Documents that may be actionable against Lender or any attorney of Lender or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within ninety
(90) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

     19.25  Application of Insurance Proceeds.  The net proceeds of any casualty
            ---------------------------------
insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at Lender's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or toward payment of the Obligations. Subject to
Section 19.11, any proceeds applied to the payment of Obligations shall be applied in such manner as Lender may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

     19.26  MUTUAL WAIVER OF RIGHT TO JURY TRIAL.  LENDER AND BORROWER EACH
            -------------------------------------
HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER; OR
(III) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER

               FINOVA                            LOAN AND SECURITY AGREEMENT
          ----------------------------------------------------------------------

PERSONS AFFILIATED WITH LENDER OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

     19.27  Confidentiality.  Lender agrees to keep confidential any financial
            ---------------
and other data and information of Borrower to the extent designated by Borrower as confidential, provided that this section shall not preclude Lender from furnishing any such data or information (a) as may be required by order of any court of competent jurisdiction or requested by any governmental agency having any regulatory authority over Lender, (b) to any other party to this Agreement,
(c) to any actual or prospective transferee of all or part of Lender's rights arising out of or in connection with this Agreement so long as such prospective transferee to whom disclosure is made agrees to be bound by the provisions of this Section 19.27, (d) to anyone if it shall have been publicly disclosed (other than by Lender in contravention of this Section 19.27), (e) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement and (F) to Lender's legal counsel, auditors, accountants or affiliates, or such other Persons that in the ordinary course of Lender's business, review Lender's loan documentation and credit material pertaining to its borrowers.

BORROWER:

AMERITRUCK DISTRIBUTION CORP.



BY /s/ KENNETH H. EVANS JR.
   ------------------------
TITLE______________________

FEDERAL TAX I.D. NO. 72-2619368


LENDER:

FINOVA CAPITAL CORPORATION



BY /s/ CARLETON S. BREED
   ---------------------

TITLE___________________